UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2006
CEPHEID

(Exact name of registrant as specified in its charter)

California	000-30755	77-0441625

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

904 Caribbean Drive, Sunnyvale, CA	94089

(Address of principal executive offices)	(Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On February 6, 2006, the Board of Directors of Cepheid (the “Board”) elected Thomas D. Brown, retired Senior Vice President and President Diagnostic Operations at Abbott Laboratories, as a member of the Board, effective immediately. Mr. Brown will serve as a Class I director, until his successor is duly elected and qualified. Mr. Brown was elected following the recommendation of the Board’s Nominating and Governance Committee.
     It has not yet been determined on which Board committee(s) Mr. Brown will serve.
     Pursuant to Cepheid’s 1997 Stock Option Plan, Mr. Brown was automatically granted an option to purchase 15,000 shares of Cepheid common stock with an exercise price of $10.06 per share, the closing price of Cepheid’s common stock on the date of his election. The option will vest over three-years at a rate of 5,000 shares per year, so long as Mr. Brown remains a director of Cepheid.
     On February 7, 2006, Cepheid issued a press release announcing Mr. Brown’s election, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01: Financial Statements and Exhibits.
     (a) Not applicable.
     (b) Not applicable.
     (c) Exhibits.

Exhibit
Number	Description of Exhibit
99.1	Press release dated February 7, 2006 announcing the election of Thomas D. Brown to Cepheid’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: February 9, 2006	By:	/s/ John L. Bishop
		Name:	John L. Bishop
		Title:	Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
99.1	Press release dated February 7, 2006 announcing the election of Thomas D. Brown to Cepheid’s Board of Directors.